SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K
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              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                          COMMISSION FILE NO.: 0-32143



                          Date of Report: May 29, 2009





                              ECOSYSTEM CORPORATION
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             (Exact name of registrant as specified in its charter)


Delaware                                                             20-3148296
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State of other jurisdiction of                                    (IRS Employer
incorporation or organization                                Identification No.)


One Penn Plaza, Suite 1612, New York, NY                                 10019
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(Address of principal executive offices)                            (Zip Code)


                                 (212) 994-5374
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               (Registrant's telephone number including area code)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

__ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
__ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
__ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
__ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   DEPARTURE OF DIRECTORS OR CERTANI OFFICERS;
            ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS

The Board of Directors of EcoSystem Corporation has appointed Trevor Bourne to the post of President and Chief Executive Officer. Mr. Bourne was also appointed to EcoSystem's Board of Directors. Mr. Bourne replaces Glen Courtright, who resigned from the post of EcoSystem's President and Chief Executive Officer effective May 29, 2009. Mr. Courtright also resigned as a member of EcoSystem's Board of Directors.

Mr. Bourne is the founder and chief executive officer of Global Ethanol, LLC ("Global"). Founded in July 2006, Global operates two ethanol plants for a total production of 160 million gallons per year ("MMGPY"). Global considers safety to be a core principle and operates its plants from a professional chemical production perspective. Mr. Bourne has extensive chemical processing and industrial construction experience, as well as significant depth in early-stage technology and company development. Mr. Bourne has held senior management positions for WMC Resources, Thiess Pty Ltd, and Multiplex Engineering Pty Ltd. Mr. Bourne has developed numerous businesses, including Multiplex Engineering Pty Ltd, a wholly owned subsidiary of the Multiplex Construction Group. Mr. Bourne holds a Bachelor of Engineering Degree from RMIT University, Melbourne Australia, and also has military experience as a test pilot and former officer in the Australian Air Force.



                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Dated: June 3, 2009                      ECOSYSTEM CORPORATION

                                         By: /s/ Kevin Kreisler
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                                                 Kevin Kreisler
                                                 Chairman